UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2021 (January 12, 2021)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of the Company (as defined below), the anticipated use of proceeds and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s prospectus supplement for the offering described herein, dated January 12, 2021, and the accompanying base prospectus, dated April 1, 2020, that was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 6, 2020. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report, except as required by law.

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On January 12, 2021, Gladstone Land Corporation (the “Company”), a Maryland corporation, and its operating partnership, Gladstone Land Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) named therein. Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,100,000 shares of its newly-designated 5.00% Series D Cumulative Term Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), at a purchase price per share to the public of $25.00. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 315,000 shares of Series D Preferred Stock on the same terms and conditions, solely to cover over-allotments, if any. The Series D Preferred Stock was offered and sold pursuant to a prospectus supplement, dated January 12, 2021, and a base prospectus, dated April 1, 2020, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-236943). The Company expects the transaction to close on January 19, 2021. Net proceeds from the offering will be approximately $50.7 million (or approximately $58.4 million if the Underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the optional redemption of all of the outstanding shares of its 6.375% Series A Cumulative Term Preferred Stock, to fund property acquisitions and to pay related property acquisition expenses, and for other general corporate purposes. Such optional redemption will be contingent upon the closing of the Company’s Series D Preferred Stock offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The foregoing summary of the Underwriting Agreement is only a brief description of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereto, and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Operating Partnership Agreement

On January 13, 2021, the Operating Partnership adopted the Fifth Amendment to its First Amended and Restated Agreement of Limited Partnership, including Exhibit SD thereto (collectively, the “Amendment”), as amended from time to time, establishing the rights, privileges and preferences of 5.00% Series D Cumulative Term Preferred Units, a newly-designated class of limited partnership interests (the “Series D Preferred Units”). The Amendment provides for the Operating Partnership’s establishment and issuance of an equal number of Series D Preferred Units as are issued shares of Series D Preferred Stock by the Company in connection with the offering of Series D Preferred Stock upon the Company’s contribution to the Operating Partnership of the net proceeds of the offering of Series D Preferred Stock. Generally, the Series D Preferred Units provided for under the Amendment have preferences, distribution rights and other provisions substantially equivalent to those of the Series D Preferred Stock.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

On January 13, 2021, the Company filed with the State Department of Assessments and Taxation of Maryland the Articles Supplementary (the “Articles Supplementary”) (i) setting forth the rights, preferences and terms of the Series D Preferred Stock and (ii) reclassifying and designating 3,600,000 shares of the Company’s authorized and unissued shares of Common Stock as shares of Series D Preferred Stock. The reclassification decreased the number of shares classified as Common Stock from 65,543,935 shares immediately prior to the reclassification to 61,943,935 shares immediately after the reclassification. The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

After giving effect to the filing of the Articles Supplementary on January 13, 2021, the authorized capital stock of the Company consists of 61,943,935 shares of Common Stock, 2,000,000 shares of Series A Preferred Stock, 6,456,065 shares of Series B Preferred Stock, 26,000,000 shares of Series C Preferred Stock and 3,600,000 shares of Series D Preferred Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles Supplementary is incorporated into this Item 5.03 in its entirety.

Item 7.01.	Regulation FD Disclosure.

On January 13, 2021, the Company issued a press release (the “Press Release”) announcing the pricing of the offering of the Series D Preferred Stock. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 12, 2021, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Janney Montgomery Scott LLC.

3.1	Articles Supplementary for 5.00% Series D Cumulative Term Preferred Stock.

4.1	Form of Certificate for 5.00% Series D Cumulative Term Preferred Stock.

5.1	Opinion of Venable LLP regarding the legality of shares.

8.1	Tax Opinion of Bass, Berry & Sims PLC.

10.1	Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SD thereto.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

99.1	Press Release, dated January 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

January 14, 2021	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer